EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ARKANSAS BEST CORPORATION ANNOUNCES

IMPROVED THIRD QUARTER 2010 RESULTS

(Fort Smith, Arkansas, November 3, 2010) — Arkansas Best Corporation (Nasdaq: ABFS) today announced a third quarter 2010 net loss of $0.7 million, or $0.03 per share compared to a net loss of $5.6 million, or $0.23 per share in the third quarter of 2009.

“Continuing improvements in ABF’s year-over-year and sequential tonnage trends contributed to better operating results and a reduction in our third quarter loss versus last year and last quarter,” said Judy R. McReynolds, Arkansas Best President and Chief Executive Officer.  “Throughout the third quarter, the monthly rate of increase in ABF’s year-over-year tonnage improved.  In addition, sequential monthly tonnage trends during the quarter were strong compared to recent history.  Going forward, ABF must maintain freight growth combined with continued improvements in pricing in order to achieve acceptable levels of profitability.”

Arkansas Best Corporation

Third Quarter 2010

•                Revenue of $445.5 million, a per day increase of 11.7% from prior year quarter of $399.0 million

•                Net loss of $0.03 per share compared to a net loss of $0.23 per share in the prior year period

ABF Freight System, Inc.®

Third Quarter 2010

•                  Revenue of $409.9 million compared to $369.8 million in third quarter of 2009, a per-day increase of 10.9%

•                  Total tonnage per day increase of 13.9% versus third quarter 2009 and a sequential increase of 6.9% versus second quarter 2010

•                  Total billed revenue per hundredweight of $23.38 compared to $23.98 in third quarter 2009, a decrease of 2.5%

•                  Operating loss of $2.6 million compared to an operating loss of $14.0 million in third quarter 2009

•                  Operating ratio of 100.6% compared to 103.8% in third quarter 2009

“The recent additions in shipments and tonnage that resulted in profitability improvements reflect the benefits of ABF’s consultative approach with customers, leveraging the wide range of services we offer in the marketplace.  ABF’s experienced employees understand our customers’ supply chains and respond by applying customized solutions to meet specific needs,” said Ms. McReynolds.  “In addition, consistent with the past, ABF’s customers are benefiting from exceptional cargo care.  ABF’s third quarter cargo claim costs, as a percent of revenue, improved versus last year, and they are on pace to be below 2009’s record-setting level.  Customers value our careful handling of their shipments, making it an important element of developing long-term relationships.”

“As market conditions have improved, the commentary on LTL pricing is more positive.  ABF is focused on increasing yields by capitalizing on opportunities to improve individual account pricing,” said Ms. McReynolds.  “It is important to remember that industry pricing is at a historically low point and a return to consistent, adequate levels will take time.  Recently, ABF implemented a general rate increase and others in our industry have also announced price increases.  Though ABF’s rate increase only began a little over one month ago, so far we are pleased with its level of customer acceptance.  We believe that ABF’s commitment to providing high quality logistics services will result in sustained pricing improvements and the opportunity to return to consistent profitability.”

Late-2009 changes made to various nonunion fringe benefit costs had a positive impact on third quarter 2010 results.  Arkansas Best continues to be on track to experience annual savings at the high end of the previously disclosed $15 - $18 million range.  “Again, I want to express my appreciation to our nonunion employees who have made the necessary financial sacrifices during these challenging times,” said Ms. McReynolds.

Recently Announced Litigation

This past Monday, ABF filed a lawsuit against the International Brotherhood of Teamsters (“IBT”) and YRC Inc., New Penn Motor Express, Inc. and USF Holland, Inc. (“YRCW subsidiaries”) seeking to declare the recently-announced ratification of modifications to the National Master Freight Agreement (“NMFA”) null and void.  In addition, ABF is seeking payment for damages associated with this recent NMFA modification and two other modifications that were granted to the YRC subsidiaries in 2009.  Approximately 75% of ABF’s employees are covered under the NMFA.  ABF is an equal signatory to the NMFA which, as a national collective bargaining agreement, is designed to establish a single national standard for wages and other employment terms for all employers who are parties to the agreement.

“The purpose of Monday’s lawsuit is to enforce the terms of the NMFA to ensure changes in wages, employment terms and conditions are not made for the exclusive benefit of one signatory party.  ABF must have an equitable cost structure and a fair opportunity to compete effectively in the LTL marketplace.  The terms of the recently approved side deal between the YRC subsidiaries and the IBT violate the provisions of the NMFA and they do not represent changes to the NMFA that are acceptable to ABF,” said Ms. McReynolds.

Conference Call

Arkansas Best Corporation will host a conference call with company executives to discuss the 2010 third quarter results.  The call will be today, Wednesday, November 3, at 11:00 a.m. ET (10:00 a.m. CT).  Interested parties are invited to listen by calling (888) 221-6234.  Following the call, a recorded playback will be available through the end of the day on November 17, 2010.  To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers).  The conference call ID for the playback is 21484807.  The conference call and playback can also be accessed, through December 3, on Arkansas Best’s website at arkbest.com.

Company Description

Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a transportation holding company.  ABF Freight System, Inc., Arkansas Best’s largest subsidiary, has been in continuous service since 1923.  ABF provides transportation of less-than-truckload (“LTL”) general commodities throughout North America.  More information is available at arkbest.com and abf.com.

Forward-Looking Statements

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995:  Statements contained in this press release that are not based on historical facts are “forward-looking statements.”  Terms such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “predict,” “prospects,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements.

Such statements are by their nature subject to uncertainties and risk including, but not limited to, recessionary economic conditions; competitive initiatives, pricing pressures and effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, the impact of any limitations on our customers’ access to adequate financial resources; availability and cost of capital; shifts in market demand; weather conditions; the performance and needs of industries served by Arkansas Best Corporation’s subsidiaries; future costs of operating expenses such as fuel and related taxes; self-insurance claims and insurance premium costs; relationships with employees, including unions; union and non-union employee wages and benefits, including changes in required contributions to multiemployer pension plans; governmental regulations and policies; future climate change legislation; costs of continuing investments in technology; the timing and amount of capital expenditures; the cost, integration and performance of any future acquisitions; and other financial, operational and legal risks and uncertainties detailed from time to time in Arkansas Best Corporation’s Securities and Exchange Commission (“SEC”) public filings.

The following tables show financial data and operating statistics on Arkansas Best Corporation and its subsidiary companies.

ARKANSAS BEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30		Nine Months Ended September 30
	2010	2009	2010	2009
	(Unaudited)
	($ thousands, except share and per share data)

OPERATING REVENUES	$445,531	$398,957	$1,216,768	$1,101,269

OPERATING EXPENSES AND COSTS	447,307	411,194	1,264,619	1,169,405

OPERATING LOSS	(1,776)	(12,237)	(47,851)	(68,136)

OTHER INCOME (EXPENSE)
Interest and dividend income	313	666	920	2,399
Interest expense and other related financing costs	(853)	(357)	(1,853)	(1,041)
Other, net	1,346	2,035	1,558	2,345
	806	2,344	625	3,703

LOSS BEFORE INCOME TAXES	(970)	(9,893)	(47,226)	(64,433)

FEDERAL AND STATE INCOME TAXES
Current benefit	(1,864)	(3,302)	(11,199)	(25,515)
Deferred provision (benefit)	1,479	(1,263)	(6,722)	(69)
	(385)	(4,565)	(17,921)	(25,584)

NET LOSS	(585)	(5,328)	(29,305)	(38,849)

LESS: NONCONTROLLING INTEREST IN NET INCOME OF SUBSIDIARY	164	245	280	324

NET LOSS ATTRIBUTABLE TO ARKANSAS BEST CORPORATION	$(749)	$(5,573)	$(29,585)	$(39,173)

LOSS PER SHARE
Basic	$(0.03)	$(0.23)	$(1.18)	$(1.58)
Diluted	(0.03)	(0.23)	(1.18)	(1.58)

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,199,123	25,047,975	25,166,678	25,047,270
Diluted	25,199,123	25,047,975	25,166,678	25,047,270

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.03	$0.15	$0.09	$0.45

ARKANSAS BEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	September 30 2010	December 31 2009
	(Unaudited)	Note
	($ thousands, except share data)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$99,506	$39,332
Short-term investment securities	45,751	93,861
Restricted cash equivalents and short-term investments	50,755	50,857
Accounts receivable, less allowances (2010 — $3,378; 2009 — $3,470)	145,812	115,459
Other accounts receivable, less allowances (2010 — $1,283; 2009 — $1,149)	7,542	6,749
Prepaid expenses	8,678	10,390
Deferred income taxes	32,817	39,035
Prepaid and refundable income taxes	6,994	24,726
Other	4,532	4,333
TOTAL CURRENT ASSETS	402,387	384,742

PROPERTY, PLANT AND EQUIPMENT
Land and structures	239,616	240,185
Revenue equipment	529,488	514,481
Service, office and other equipment	159,929	157,885
Leasehold improvements	22,144	21,839
	951,177	934,390

Less allowances for depreciation and amortization	542,258	505,538
	408,919	428,852

OTHER ASSETS	53,733	55,952

	$865,039	$869,546

Note: The balance sheet at December 31, 2009 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION

CONSOLIDATED BALANCE SHEETS — continued

	September 30	December 31
	2010	2009
	(Unaudited)	Note
	($ thousands, except share data)

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank overdraft and drafts payable	$11,801	$21,941
Accounts payable	72,652	59,386
Income taxes payable	409	826
Accrued expenses	149,193	150,799
Current portion of long-term debt	10,844	3,603
TOTAL CURRENT LIABILITIES	244,899	236,555

LONG-TERM DEBT, less current portion	33,802	13,373

PENSION AND POSTRETIREMENT LIABILITIES	68,807	67,445

OTHER LIABILITIES	19,987	20,254

DEFERRED INCOME TAXES	21,295	31,023

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2010: 26,879,458 shares; 2009: 26,749,265 shares	269	267
Additional paid-in capital	278,379	274,663
Retained earnings	296,023	327,948
Treasury stock, at cost, 1,677,932 shares	(57,770)	(57,770)
Accumulated other comprehensive loss	(40,652)	(44,212)
TOTAL STOCKHOLDERS’ EQUITY	476,249	500,896

	$865,039	$869,546

Note: The balance sheet at December 31, 2009 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30
	2010	2009
	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net loss	$(29,305)	$(38,849)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	53,771	56,348
Other amortization	200	220
Pension settlement expense	178	158
Share-based compensation expense	4,191	4,777
Provision for losses on accounts receivable	453	2,432
Deferred income tax benefit	(6,722)	(69)
Gain on sales of assets	(142)	(1,214)
Excess tax benefits from share-based compensation	(83)	—
Changes in operating assets and liabilities:
Receivables	(31,595)	(13,587)
Prepaid expenses	1,724	2,321
Other assets	659	316
Income taxes(1)	18,145	542
Accounts payable, accrued expenses and other liabilities	10,399	10,469
NET CASH PROVIDED BY OPERATING ACTIVITIES	21,873	23,864

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of capital leases(2)	(4,322)	(32,914)
Proceeds from asset sales	3,393	3,714
Purchases of short-term investment securities	(51,065)	(110,198)
Proceeds from sales of short-term investment securities	99,175	96,689
Business acquisition, net of cash acquired	—	(4,873)
Capitalization of internally developed software and other	(3,265)	(3,962)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	43,916	(51,544)

FINANCING ACTIVITIES
Payments on long-term debt	(5,167)	(1,401)
Proceeds from issuance of long-term debt	11,416	—
Net change in bank overdraft	(10,140)	(1,220)
Change in restricted cash equivalents and short-term investments	103	—
Deferred financing costs	(35)	(300)
Payment of common stock dividends	(2,340)	(11,632)
Excess tax benefits from share-based compensation	83	—
Proceeds from the exercise of stock options and other	465	240
NET CASH USED IN FINANCING ACTIVITIES	(5,615)	(14,313)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	60,174	(41,993)
Cash and cash equivalents at beginning of period	39,332	100,880
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$99,506	$58,887

(1)       2010 includes $29.3 million in net federal and state income tax refunds.

(2)       Capital lease financing of revenue equipment (primarily road tractors and trailers used in ABF’s operations) totaled $21.4 million for the nine months ended September 30, 2010.

ARKANSAS BEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA
AND OPERATING RATIOS

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2010		2009		2010		2009
	(Unaudited)
	($ thousands)
OPERATING REVENUES
ABF Freight System, Inc.(1)	$409,916		$369,763		$1,122,384		$1,036,681
Other revenues and eliminations	35,615		29,194		94,384		64,588
Total consolidated operating revenues	$445,531		$398,957		$1,216,768		$1,101,269

OPERATING EXPENSES AND COSTS ABF Freight System, Inc.(1)
Salaries, wages and benefits	$259,613	63.3%	$248,093	67.1%	$745,037	66.4%	$726,817	70.1%
Fuel, supplies and expenses	67,045	16.4	58,758	15.9	192,686	17.2	162,019	15.6
Operating taxes and licenses	11,229	2.7	10,590	2.9	32,438	2.9	31,657	3.1
Insurance	4,870	1.2	6,129	1.7	14,981	1.3	16,049	1.5
Communications and utilities	3,830	0.9	3,455	0.9	11,008	1.0	10,989	1.1
Depreciation and amortization	16,992	4.2	17,638	4.8	51,698	4.6	54,109	5.2
Rents and purchased transportation	46,830	11.4	37,576	10.2	120,771	10.7	97,819	9.4
Gain on sale of property and equipment	(74)	—	(254)	(0.1)	(498)	—	(1,215)	(0.1)
Other	2,141	0.5	1,768	0.4	5,101	0.4	6,092	0.6
	412,476	100.6%	383,753	103.8%	1,173,222	104.5%	1,104,336	106.5%

Other expenses and eliminations	34,831		27,441		91,397		65,069

Total consolidated operating expenses and costs	$447,307		$411,194		$1,264,619		$1,169,405

OPERATING INCOME (LOSS)
ABF Freight System, Inc.(1)	$(2,560)		$(13,990)		$(50,838)		$(67,655)
Other income (loss) and eliminations	784		1,753		2,987		(481)
Total consolidated operating loss	$(1,776)		$(12,237)		$(47,851)		$(68,136)

(1)          Includes U.S., Canadian, and Puerto Rican operations of ABF affiliates.

ABF FREIGHT SYSTEM, INC.

OPERATING STATISTICS

	Three Months Ended September 30			Nine Months Ended September 30
	2010	2009	% Change	2010	2009	% Change

Workdays	64	64		190.5	190.0

Billed Revenue (1) / CWT	$23.38	$23.98	(2.5)%	$23.52	$23.88	(1.5)%

Billed Revenue (1) / Shipment	$340.54	$322.00	5.8%	$334.56	$312.32	7.1%

Shipments	1,201,683	1,144,026	5.0%	3,366,599	3,322,499	1.3%

Shipments / Day	18,776	17,875	5.0%	17,672	17,487	1.1%

Tonnage (tons)	875,156	768,022	13.9%	2,394,510	2,172,555	10.2%

Tons/Day	13,674	12,000	13.9%	12,570	11,434	9.9%

(1)          Billed Revenue does not include revenue deferral required for financial statement purposes under the company’s revenue recognition policy.

Includes U.S., Canadian and Puerto Rican operations of ABF affiliates.

Contact:            Mr. David Humphrey, Vice President, Investor Relations and Corporate Communications Telephone: (479) 785-6200

END OF RELEASE